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                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549





                           FORM 8-K



                        CURRENT REPORT



              Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):

                     August 29, 1994


                   Lockheed Corporation
    (Exact name of registrant as specified in its charter)


            Delaware           1-2193            95-0941880
        (State or other     (Commission       (I.R.S. Employer
        jurisdiction of     File Number)     Identification No.)
        incorporation)



                4500 Park Granada Blvd.
                 Calabasas, California                  91399
        (Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code:  (818) 876-2000



                          Not Applicable
    (Former name or former address, if changed since last report)

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Item 5.  Other Events.
         ------------

On August 29, 1994, Lockheed Corporation (the "Registrant") and Martin Marietta Corporation ("Martin Marietta") entered into a definitive Agreement and Plan of Reorganization among Parent Corporation, Martin Marietta Corporation and Lockheed Corporation (the "Reorganization Agreement") providing for transactions that will result in the Registrant and Martin Marietta becoming separate subsidiaries of Parent Corporation, a holding company that will be called Lockheed Martin Corporation ("LMC"). The Reorganization Agreement is subject, among other things, to regulatory approval and the approval of the Registrant's and Martin Marietta's stockholders. Under the Reorganization Agreement each outstanding share of Lockheed Common Stock will be converted into 1.63 shares of LMC Common Stock and each outstanding share of Martin Marietta's Common Stock and Series A Preferred Stock will be converted into a single share of Common Stock and Series A Preferred Stock, respectively, of LMC. A copy of the Reorganization Agreement is filed herewith as an exhibit. Also filed herewith as an exhibit is a copy of the definitive Plan and Agreement of Merger, dated as of August 29, 1994, among Lockheed Corporation, Pacific Sub, Inc. and Parent Corporation entered into pursuant to the Reorganization Agreement.


Item 7.  Financial Statements and Exhibits
         ---------------------------------

      (c)  Exhibits

           Exhibit 2.1 - Copy of Agreement and Plan of Reorganization,
                         dated as of August 29, 1994, among Parent
                         Corporation, Martin Marietta Corporation and
                         Lockheed Corporation.

           Exhibit 2.2 - Copy of Plan and Agreement of Merger, dated as of August 29, 1994, among Lockheed Corporation, Pacific Sub, Inc. and Parent Corporation.

          In accordance with Item 601(b)(2) of Regulation S-K, the exhibits described in the Table of Contents of Exhibit 2.1 have not been filed. The Registrant hereby agrees to furnish supplementally copies of such exhibits to the Commission upon request.
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                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     LOCKHEED CORPORATION
                                        (Registrant)


Date:  September 29, 1994        By:/s/ CAROL R. MARSHALL
                                    -----------------------
                                        Carol R. Marshall
                                    Vice President-Secretary